As filed with the Securities and Exchange Commission on January 20, 2012

Registration No. 33-52946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2078856
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3400 East Walnut Street

Colmar, PA 18915

(Address of Principal Executive Offices; Zip Code)

Dorman Products, Inc. 1992 Employee Stock Purchase Plan

(Full title of the plan)

Thomas J. Knoblauch

Vice President – General Counsel

Dorman Products, Inc.

3400 East Walnut Street

Colmar, PA 18915

(215) 712-5222

(Name and address of agent for service; telephone number, including area code, of agent for service )

Copies to:

Christin R. Cerullo

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103-6998

(215) 569-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 1 to Registration Statement No. 33-52946 on Form S-8 filed with the Securities and Exchange Commission on October 1, 1992 is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 463,113 shares of common stock of Dorman Products, Inc. issuable pursuant to the Dorman Products, Inc. 1992 Employee Stock Purchase Plan (the “Plan”). 136,887 shares of the 600,000 shares of common stock registered on the above-referenced Registration Statement, were issued pursuant to the Plan.

II - 1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colmar, Commonwealth of Pennsylvania, on January 20, 2012.

DORMAN PRODUCTS, INC.

By:	/s/ Steven L. Berman
Steven L. Berman
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Steven L. Berman Steven L. Berman	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	January 20, 2012

/s/ Matthew Kohnke Matthew Kohnke	Chief Financial Officer (Principal Financial and Accounting Officer)	January 20, 2012

/s/ John F. Creamer, Jr.	Director	January 20, 2012
John F. Creamer, Jr.

/s/ Paul R. Lederer	Director	January 20, 2012
Paul R. Lederer

/s/ Edgar W. Levin	Director	January 20, 2012
Edgar W. Levin

/s/ Richard T. Riley	Director	January 20, 2012
Richard T. Riley